Exhibit 99.1

Ennis, Inc.

☐	Mark this box with an X if you have made changes to your name or address details above

Special Meeting Proxy Card

A. Issues
The Board of Directors recommends a vote FOR the following proposals.	For	Against	Abstain

1.     To approve the issuance of shares of Ennis, Inc. common stock to the holders of all of the capital stock of Centrum Acquisition, Inc. in connection with the merger of Centrum with and into a subsidiary of Ennis pursuant to the terms of the Agreement and Plan of Merger dated as of June 25, 2004 among Ennis, Centrum, and Midlothian Holdings LLC, a subsidiary of Ennis formed solely for the purpose of effecting the merger, as amended by the First Amendment to Agreement and Plan of Merger dated as of August 23, 2004.

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2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐	This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposal 1 and in the Proxies’ discretion on matters arising under 2.

B. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, etc., please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature with the box	Signature 2 - Please keep signature with the box	Date (mm/dd/yyyy)

Proxy - Ennis, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Keith S. Walters, Michael Magill and Harve Cathey, or any one or more of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock on Ennis, Inc. held of record by the undersigned at the close of business on October 1, 2004 at the Special Meeting of Shareholders to be held November 4, 2004 or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed and dated on the other side)